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                                                                      Exhibit 21

                           Subsidiaries of the Company

        Name of Subsidiary                       Jurisdiction of Formation
        ------------------                       -------------------------

        Winchester Capital, Inc.                         Virginia

        Trex Wood-Polymer Espana, S.L.                   Spain